Exhibit 10(b)-15

TCF FINANCIAL INCENTIVE STOCK PROGRAM

RESTRICTED STOCK AGREEMENT

RS NO. «Agr_No» (non-deferred) (Executive Stock Award)

Shares of Restricted Stock are hereby awarded effective on «Award_Date» by TCF Financial Corporation (“TCF Financial”) to «Recipient_First_Name» «MI» «Recipient_Last_Name» (the “Grantee”), in accordance with the following terms and conditions:

1.             Share Award.  TCF Financial hereby awards the Grantee «M    of_Shares» shares (the “Shares”) of Common Stock, par value $.01 per share (“Common Stock”) of TCF Financial pursuant to the TCF Financial Incentive Stock Program (the “Program”), upon the terms and conditions therein and hereinafter set forth.  A copy of the Program as currently in effect is incorporated herein by reference and is attached hereto.

2.             Restrictions on Transfer and Restricted Periods.

a.                                       During the respective periods (the “Restricted Periods”) hereinafter described, Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered by the Grantee.

b.                                      The Shares will be subject to the restrictions in subparagraph a. during Restricted Periods commencing on the date of this Agreement (the “Commencement Date”) and, (subject to the acceleration and forfeiture provisions herein) terminating with respect to thirty-three and one-third percent (33 1/3%) of the Shares (rounded down to the nearest whole share) on January 1, in each of the years 2010, 2011, and 2012, provided that the total vesting percentage under this Agreement shall never exceed 100%.

c.                                       Shares will vest, and no longer be subject to the restrictions imposed by subparagraph b, at the expiration of the Restricted Period with respect thereto.  The Committee referred to in section 2 of the Program or its successor (the “Committee”) shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions in subparagraph a shall lapse with respect to any Shares, or to remove any or all such restrictions, whenever the Committee may determine that such action is appropriate by reason of changes in applicable tax or other laws, or other changes in circumstances occurring after the commencement of the Restricted Periods.

3.                                       Termination of Service.  Except as provided in paragraph 8 below and in this paragraph 3, in the event of Grantee’s termination of employment for any reason (other than death, total or partial disability, or normal or early retirement), all Shares which at the time of such termination of employment are subject to the restrictions imposed by paragraph 2.a. above shall upon termination of employment be forfeited and returned to TCF Financial unless the Committee, pursuant to its discretion under paragraph 2.c., shall determine to remove any or all of the restrictions on such Shares prior to such forfeiture; provided, however, that not withstanding the foregoing, if the Grantee ceases employment by reason of death, total or partial disability, or normal or early retirement (as determined in the discretion of the Committee), a prorated portion of the unvested Shares will vest based on the number of months from January 31, 2009 to the termination date, divided by 35.

4.                                       Certificates for Shares.  TCF Financial may issue one or more certificates in respect of the Shares in the name of the Grantee, and shall hold such certificate(s) on deposit for the account of the Grantee until the expiration of the Restricted Period with respect to the Shares represented thereby.  Certificate(s) for Shares subject to a Restricted Period shall bear the following legend:

“The transferability of this certificate and the Shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the TCF Financial Incentive Stock Program and an Agreement entered into between the registered owner and TCF Financial Corporation.  Copies of such Plan and Agreement are on file in the offices of the Secretary of TCF Financial Corporation, 200 Lake Street East, Wayzata, MN 55391.”

The Grantee further agrees that simultaneously with the execution of this Agreement a stock power shall be executed, endorsed in blank and promptly delivered to TCF Financial.

Alternatively, TCF Financial may cause the shares to be issued in the name of the Grantee in a sub-issue of Common Stock managed by the transfer agent which is subject to the transferability restrictions set forth above.

5.                                       Grantee’s Rights.  Except as otherwise provided herein, Grantee, as owner of the Shares, shall have all rights of a stockholder, including the right to vote the Shares.  The Grantee hereby irrevocably and unconditionally assigns to TCF Financial any and all cash and non-cash dividends and other distributions paid with respect to the Shares during the Restricted Period.

6.                                       Expiration of Restricted Period.  Upon the expiration of the Restricted Period with respect to any Shares, TCF Financial shall redeliver to the Grantee (or, if the Grantee is deceased, to his legal representative, beneficiary or heir) the certificate(s) in respect of such Shares, without the restrictive legend provided for in paragraph 4 above.  Alternatively, if a certificate was not previously delivered or issued under paragraph 4, TCF may deliver a certificate to Grantee (or Grantee’s representative, beneficiary, or heir) or transfer the shares to a sub-issue without the transferability restrictions in paragraph 4 above.  The Shares as to which the Restricted Period shall have lapsed or expired shall be free of the restrictions referred to in subparagraph 2.a. above and such certificates shall not bear the legend or be subject to the transferability restrictions provided for in paragraph 4 above.

7.                                       Adjustments for Changes in Capitalization of TCF Financial.  In the event of any change in the outstanding Common Stock of TCF Financial by reason of any reorganization, recapitalization, stock split, combination or exchange of shares, merger, consolidation or any change in the corporate structure of TCF Financial or in the shares of Common Stock, or in the event of any issuance of preferred stock or other change in the capital structure of TCF Financial which the Committee deems significant for purposes of this Agreement, the number and class of Shares covered by this Agreement shall be appropriately adjusted by the Committee, whose determination of the appropriate adjustment, or whose determination that there shall be no adjustment, shall be conclusive.  Any Shares of Common Stock or other securities received, as a result of the foregoing, by the Grantee subject to the restrictions contained in subparagraph 2.a. above also shall be subject to such restrictions and the certificate or other instruments representing or evidencing such Shares or securities shall be legended and deposited with TCF Financial in the manner provided in paragraph 4 above.

8.                                       Effect of Change in Control.  Each of the events specified in the following clauses (a) through (c) of this paragraph 8 shall be deemed a “change in control” of TCF Financial (herein referred to as the “Company”):

(a)                                  Any “person”, as defined in sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) is or becomes the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities (for purposes of this clause (a), the term “beneficial owner” does not include any employee benefit plan maintained by the Company that invests in the Company’s voting securities); or

(b)                                 During any period of two (2) consecutive years there shall cease to be a majority of the Company’s Board of Directors (the “Board”) comprised as follows: individuals who at the beginning of such period constitute the Board of new directors whose nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

(c)                                  The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets; provided, however, that no change in control will be deemed to have occurred until such merger, consolidation, sale or disposition of assets, or liquidation is subsequently consummated.

Subject to the six month holding requirement, if any, of Rule 16b-3 of the Securities and Exchange Commission but notwithstanding any other provision in this Program (including, but not limited to, paragraphs 2(b) and 4 of this Agreement) in the event of a change in control of TCF Financial, all terms and conditions of this Agreement shall be deemed satisfied, all the Shares awarded hereunder shall vest as of the date of such change in control and shall thereafter be administered as provided in paragraph 6 of this Agreement.

9.                                       Delivery and Registration of Shares of Common Stock.  TCF Financial’s obligation to deliver Shares of Common Stock hereunder shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Grantee or any other person to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, state, or local securities law or regulation.  It may be provided that any representation requirement shall become inoperative upon a registration of such Shares or other action eliminating the necessity of such representation under such Securities Act or other securities law or regulation.  TCF Financial shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which the Common Stock may be listed, and (ii) the completion of such registration or other qualification of such Shares under state or federal law, rule, or regulation, as the Committee shall determine to be necessary or advisable.

10.                                 Plan and Plan Interpretations as Controlling.  The Shares hereby awarded and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Program, which are controlling.  All determinations and interpretations of the Committee shall be binding and conclusive upon the Grantee or his legal representatives with regard to any question arising hereunder or under the Plan.

11.                                 Grantee Service.  Nothing in this Agreement shall limit the right of TCF Financial or any of its affiliates to terminate the Grantee’s service as a director, officer, or employee, or otherwise impose upon TCF Financial or any of its affiliates any obligation to employ or accept the services of the Grantee.

12.                                 Grantee Acceptance.  The Grantee shall signify acceptance of the terms and conditions of this Agreement by signing in the space provided below and signing the attached stock powers and returning a signed copy hereof and of the attached stock powers to TCF Financial.

13.                                 Section 409A of the Internal Revenue Code.  The arrangements described in this Agreement are intended to comply with Section 409A of the Internal Revenue Code to the extent (if any) such arrangements are subject to that law.

14.                                 Non-Competition and Non-Solicitation Obligations.  The Grantee acknowledges that Grantee is subject to certain non-competition, non-solicitation and other obligations (the “Obligations”) under separate contractual agreement(s) with TCF Financial or TCF National Bank.  Grantee affirms that this Agreement and the Shares awarded hereunder constitute additional consideration for the Obligations, which Grantee hereby re-affirms as binding and enforceable obligations of the Grantee, and that the Shares and other consideration awarded hereunder may be cancelled or forfeited in the event Grantee breaches the Obligations.

15.           TARP Capital Purchase Program.  This Agreement is intended to, and shall be interpreted, administered and construed to comply with the Emergency Economic Stabilization Act of 2008 and all U.S. Treasury Department regulations under its Troubled Assets Relief Program (“TARP”) Capital Purchase Program.  Grantee therefore agrees that, during the period the Treasury Department holds an equity or debt position in TCF Financial acquired under the TARP Capital Purchase Program: (i) any bonus or incentive compensation paid to Grantee is subject to recovery by TCF Financial, and Grantee will promptly repay any such amounts to TCF Financial, if the bonus or incentive compensation payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, (ii) no golden parachute payments (as defined in U.S. Treasury Department regulations) in excess of those permitted under U.S. Treasury Department regulations will be made to Grantee, (iii) to the extent that TCF Financial or the Compensation Committee of TCF Financial’s Board of Directors determines that any incentive compensation arrangements with Grantee must be revised so as to not encourage unnecessary or excessive risks to TCF Financial, Grantee and TCF Financial agree to negotiate and effect such changes promptly and in good faith, and (iv) Grantee agrees to the foregoing provisions of this section notwithstanding any contrary terms of any employment agreement, change in control agreement, bonus agreement, stock or option award agreement, or any other incentive or benefit plan, arrangement, policy or agreement of any nature whatsoever between Grantee and TCF Financial, and all such agreements, plans, arrangements and policies are hereby amended as necessary to give effect to the foregoing provisions of this section.  The foregoing provisions of this section shall cease to apply and will be of no force and effect if TCF Financial determines that Grantee is not, or is no longer, a senior executive officer of TCF Financial for purposes of the TARP Capital Purchase Program.

IN WITNESS WHEREOF, the parties hereto have caused this RESTRICTED STOCK AGREEMENT to be executed as of the date first above written.

TCF FINANCIAL CORPORATION

By
Secretary

ACCEPTED (“Grantee”):

Signature

(Street Address)

(City, State and Zip Code)